Second Quarter Earnings July 25, 2024

2 Important Notices and Disclaimers Forward-Looking Statements This presentation contains “forward-looking statements” including statements with respect to the Company’s objectives, expectations and intentions and other statements that are not historical facts. Examples of forward- looking statements include but are not limited to: our future operating or financial performance, including revenues, expenses, expense savings, income or loss and earnings or loss per share, and other financial items; statements regarding expectations, plans or objectives for future operations, products or services, and our expectations on loan recoveries or reaching positive resolutions on problem loans. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “point to,” “project,” “could,” “intend,” “target,” “goals,” “outlooks,” “modeled,” “dedicated,” “create,” and other similar words and expressions of the future. Forward-looking statements, including those relating to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the Company’s actual results, performance, achievements, or financial condition to be materially different from future results, performance, achievements, or financial condition expressed or implied by such forward-looking statements. You should not rely on any forward-looking statements as predictions of future events. You should not expect us to update any forward-looking statements, except as required by law. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, together with those risks and uncertainties described in “Risk factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2023 filed on March 7, 2024, in our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2024 filed on May 3, 2024, and in our other filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website www.sec.gov. Interim Financial Information Unaudited financial information as of and for interim periods, including the three and six month periods ended June 30, 2024 and 2023, and the three months ended March 31, 2024 and December 31, 2023, may not reflect our results of operations for our fiscal year ending, or financial condition as of December 31, 2024, or any other period of time or date. Non-GAAP Financial Measures The Company supplements its financial results that are determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”) with non-GAAP financial measures, such as “pre- provision net revenue (PPNR)”, “core pre-provision net revenue (Core PPNR)”, “core noninterest income”, “core noninterest expenses”, “core net income”, “core earnings per share (basic and diluted)”, “core return on assets (Core ROA)”, “core return on equity (Core ROE)”, “core efficiency ratio”, “tangible stockholders’ equity (book value) per common share”, “tangible common equity ratio, adjusted for unrealized losses on debt securities held to maturity”, and “tangible stockholders' equity (book value) per common share, adjusted for unrealized losses on debt securities held to maturity”. This supplemental information is not required by, or is not presented in accordance with GAAP. The Company refers to these financial measures and ratios as “non-GAAP financial measures” and they should not be considered in isolation or as a substitute for the GAAP measures presented herein. We use certain non-GAAP financial measures, including those mentioned above, both to explain our results to shareholders and the investment community and in the internal evaluation and management of our businesses. Our management believes that these non-GAAP financial measures and the information they provide are useful to investors since these measures permit investors to view our performance using the same tools that our management uses to evaluate our past performance and prospects for future performance, especially in light of the additional costs we have incurred in connection with the Company’s restructuring activities that began in 2018 and continued in 2024, including the effect of non-core banking activities such as the sale of loans and securities and other repossessed assets, the sale of our Houston franchise, the valuation of securities, derivatives, loans held for sale and other real estate owned, impairment of investments, the early repayment of FHLB advances, Bank owned life insurance restructure, and other non-routine actions intended to improve customer service and operating performance. While we believe that these non-GAAP financial measures are useful in evaluating our performance, this information should be considered as supplemental and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Additionally, these non-GAAP financial measures may differ from similar measures presented by other companies. Appendix 1 reconciles these non-GAAP financial measures to reported results.

3 2Q24 In Review • Total loans increased by $316.5 million, driven by organic loan growth • Total deposits decreased by $62.2 million as organic deposit growth was offset by a reduction of higher-cost municipal and commercial deposits • FHLB advances increased by $50.0 million, as we added 3-year fixed rate funding as part of our ALM strategy • Assets under management increased $94.2 million to $2.45 billion, primarily driven by market valuations and net new assets • Non-interest income increased to $19.4 million, primarily driven by higher income from loan derivatives and the mortgage business • Non-interest expense increased to $73.3 million. However, excluding non-routine transaction costs in connection with the sale of our Houston franchise, non-interest expense increased $1.0 million to $67.7 million (1) • Officially opened our banking center in downtown Miami and hired Palm Beach and Central Florida Market Presidents • Signed agreements for Miami Beach banking center and new Palm Beach regional office and banking center; expected to open in 1Q25 • Repurchased an aggregate of 200,652 shares for $4.4 million (average price of $22.17 per share or 1X Price to Book Value); $15.6 million remains available in buy back program as of June 30, 2024 • Paid quarterly cash dividend of $0.09 per common share on May 30, 2024; declared cash dividend of $0.09 per common share payable on August 30, 2024 (1) Represents Core non-interest expense, which is a Non-GAAP Financial Measure. See Appendix 1 for a reconciliation to GAAP

4 2Q24 Highlights Income Statement Balance Sheet Capital • Diluted earnings per share (1) - $0.15 • NIM - 3.56% • Provision for credit losses - $19.2M • Noninterest Income - $19.4M • Noninterest Expenses - $73.3M • Noninterest Expenses, excluding non- routine items related to the Houston Transaction (2) - $67.7M • Total Assets - $9.7B • Total Deposits - $7.8B • Loans Held for Investment , gross - $7.3B • Securities - $1.5B • Cash and cash equivalents - $310.3M • Total Capital Ratio - 12.00% • CET 1 - 9.70% • Tier 1 Capital Ratio - 10.44% • TCE Ratio (1) - 7.30% (1) Non-GAAP Financial Measure. See Appendix 1 for a reconciliation to GAAP (2) Non-routine items in connection with the sale of the Company’s Houston franchise as disclosed on Form 8-K on July 1, 2024 (the "Houston Transaction”)

5 72.03% 74.21% 1Q24 2Q24 17.7% 18.7% 1Q24 2Q24 10.87% 10.44% 1Q24 2Q24 3.51% 3.56% 1Q24 2Q24 1.38% 1.41% 1Q24 2Q24 0.44% 0.21% 1Q24 2Q24 5.69% 2.68% 1Q24 2Q24 NIB Deposits/Total Deposits Tier 1 Capital Ratio Net Interest Margin Efficiency Ratio ACL / Total Loans held for investment ROA ROE Key Performance Metrics Excluding non-routine items ($5.6 million in non-routine noninterest expenses related to the Houston Transaction and $28.0 thousand in non-routine noninterest income), these metrics were as follows during 2Q24: • Efficiency Ratio(*) was 68.60% compared to 71.87% in 1Q24 • ROA(*) was 0.38% compared to 0.44% in1Q24 • ROE(*) was 5.03% compared to 5.78% in 1Q24 (*) Represents core efficiency ratio, core ROA and core ROE, which are non-GAAP Financial Measures. See Appendix 1 for a reconciliation to GAAP.

6 $7,580 $7,547 $7,895 $7,878 $7,816 $4,149 $3,861 $4,153 $4,236 $4,040 $1,451 $1,580 $1,578 $1,595 $1,611 $686 $736 $737 $650 $700 $1,294 $1,370 $1,427 $1,397 $1,465 2.40% 2.66% 2.88% 3.00% 2.98% 2Q23 3Q23 4Q23 1Q24 2Q24 0 1,000 2,000 3,000 4,000 5,000 6,000 7,000 8,000 $2,494 $2,423 $2,465 $2,534 2021 2022 2023 2Q24 1,000 2,000 3,000 $3,137 $4,621 $5,430 $5,282 2021 2022 2023 2Q24 2,500 5,000 Domestic Deposits ($ in millions) Deposit Composition International Deposits ($ in millions) Mix by Country of Domicile Transaction Deposits Customer CDs Brokered Deposits Cost of total Deposits ($ in millions) Noninterest Bearing Demand Deposits 32% of Total Deposits Approx. avg. acct balance: $45,000 68% of Total Deposits Approx. avg. acct balance: $110,000 Well Diversified and Stable Deposit Mix

7 87.1% 12.9% U.S. Gov't sponsored enterprises 46.3% Collateralized loan obligations 0.4% U.S. Gov't agency 32.4% Corporate debt 20.7% Other 0.2% $1,027.7 $1,298.1 $1,269.4 $234.4 $224.0 $219.6$2.5 $2.5 $2.5 3.89% 4.17% 4.31% 2Q23 1Q24 2Q24 0 500 1,000 1,500 2,000 87.1% 12.9% Balances and Yields (1) AFS HTM Fixed vs. Floating (2) June 2024 Floating rate Fixed rate Available for Sale Securities by Type June 30, 2024 5.2 yrs Effective Duration ($ in millions) Marketable Equity Securities (2) (1) Excludes Federal Reserve Bank and FHLB stock (2) Hybrid investments are classified based on current rate (fixed or floating) (3) Based on estimated prepayment speeds Yield 5.3 yrs Effective Duration 33.3 32.9 33.4 33.2 3Q24 4Q24 1Q25 2Q25 0.0 20.0 40.0 ($ in millions) Expected Prepayments & Maturities Expected Prepayments & Maturities (3) Maturing Yield % Investment Portfolio 4.40% 4.64% 4.78% 4.83% March 2024

8 37.8% 38.0% 37.2% 34.1% 35.0% 22.0% 20.5% 20.9% 22.5% 22.7% 14.7% 15.8% 16.2% 17.0% 16.4% 18.5% 19.5% 20.4% 21.6% 21.7% 7.0% 6.1% 5.4% 4.8% 4.2% 6.79% 6.77% 7.09% 7.05% 7.08% 2Q23 3Q23 4Q23 1Q24 2Q24 70.3% 72.1% 73.4% 78.2% 79.4% 19.6% 18.5% 17.3% 12.9% 11.6% 4.1% 3.4% 3.0% 3.3% 3.0% 3.9% 4.0% 4.5% 3.9% 4.2% 2.1% 2.0% 1.8% 1.7% 1.6% 2Q23 3Q23 4Q23 1Q24 2Q24 Consumer CRE Commercial and FI & Acceptances Owner Occupied Single Family Residential Loan Composition (1) Geographic Mix (Domestic) Geographic ix (1) South Florida Texas New York Average Loan Yield Other (2) (1) Includes loans held for investment carried at amortized cost and loans held for sale carried at fair value. 2Q24 also includes loans held for sale carried at the lower of cost or fair value in connection with the Houston Transaction. 4Q23 also includes loans held for sale carried at the lower of cost and estimated fair value related to the sale of certain Houston-CRE loans, which closed in the first quarter of 2024. (2) Consists of international loans; residential loans with U.S. collateral Tampa Loan Portfolio Highlights

9 CRE Type FL TX NY Other Total % Total CRE % Total Loans (1) Income Producing (2) Land and Construction Retail $ 610 $ 36 $ 78 $ 2 $ 726 30.1% 10.7% $ 721 $ 5 Multifamily $ 351 $ 61 $ 88 $ — $ 500 20.7% 7.5% $ 363 $ 137 Office $ 344 $ 42 $ 40 $ — $ 426 17.6% 6.4% $ 426 $ — Hotels $ 263 $ 28 $ — $ 19 $ 310 12.8% 4.6% $ 302 $ 8 Industrial $ 61 $ 28 $ 15 $ — $ 104 4.3% 1.5% $ 104 $ — Specialty $ 177 $ — $ — $ 16 $ 193 8.0% 2.9% $ 157 $ 36 Land $ 128 $ 20 $ — $ 10 $ 158 6.5% 2.4% $ — $ 158 Total CRE $ 1,934 $ 215 $ 221 $ 47 $ 2,417 100.0% 36.0% $ 2,073 $ 344 Outstanding as of June 30, 2024 ($ in millions) (1) Calculated as a percentage of loans held for investment only (2) Income producing properties include non-owner occupied and multi-family residential loans CRE Loans Held For Investment - Detail

10 0.65% 0.46% 0.47% 0.43% 1.38% 0.71% 0.57% 0.56% 0.51% 1.24% 2Q23 3Q23 4Q23 1Q24 2Q24 2.2x 3.0x 2.8x 3.2x 0.9x 2Q23 3Q23 4Q23 1Q24 2Q24 $106.0 $98.8 $95.5 $96.1 $94.4 1.48% 1.40% 1.39% 1.38% 1.41% 2Q23 3Q23 4Q23 1Q24 2Q24 0.42% 0.82% 0.85% 0.69% 1.13% 2Q23 3Q23 4Q23 1Q24 2Q24 Net Charge-Offs / Average Total Loans Held for Investment Allowance for Credit Losses ($ in millions) NPLs/ Total Loans and NPAs / Total Assets Allowance for Credit Losses / Total NPL Allowance for Credit Losses ACL as a % of Total Loans Held for Investment NPLs / Total Loans NPAs / Total Assets Credit Quality

11 Special Mention & Non-Performing Loans $103.8 $49.7 $(5.0) $(46.0) $(7.8) $(0.6) $1.2 $95.3 1Q24 Downgrades to Special Mention Upgrades to Pass Downgrades to Substandard Payoffs Paydowns Additional Disbursements 2Q24 ($ in millions) $30.3 $93.3 $0.4 $(20.2) $(1.3) $(1.5) $101.0 1Q24 Downgrades to Substandard Loans Over 90 Days Charge-offs Payoffs Paydowns 2Q24 ($ in millions) Special Mention Loans Non-Performing Loans

12 $96.1 $(20.2) $0.9 $12.8 $12.7 $(5.3) $1.8 $(4.4) $94.4 1Q24 Gross Charge- offs Recoveries Requirement for Charge-offs Specific Reserves Change Credit Quality and Macroeconomic Changes Loan Growth Release from TX Portfolio HFS 2Q24 ($ in millions) Allowance for Credit Losses

13 $83.9 $78.6 $81.7 $78.0 $79.4 3.83% 3.57% 3.72% 3.51% 3.56% Net Interest Income NIM 2Q23 3Q23 4Q23 1Q24 2Q24 0 10 20 30 40 50 60 70 80 NII and NIM (%) 13 ($ in millions) 2Q23 3Q23 4Q23 1Q24 2Q24 Cost of Deposits (Domestic) 3.19% 3.49% 3.71% 3.78% 3.74 % Cost of Deposits (International) 0.74% 0.94% 1.14% 1.39% 1.42 % Cost of FHLB Advances 3.69% 4.07% 3.89% 3.48% 3.79 % Cost of Funds 2.59% 2.86% 3.01% 3.09% 3.11% 1.96 1.04 0.40 0.43 0.47 0.49 0.49 2Q23 3Q23 4Q23 1Q24 2Q24 0.00 2.00 0.00 1.00 Quarterly Beta*Cumulative Beta Net Interest Income and NIM Total Deposits Beta Evolution Cost of Funds N/AN/AN/A

14 Margin Bridge 3.51% 0.06% 0.04% (0.03)% (0.02)% 3.56% 1Q24 Loans Securities Other Earning Asset Mix Cost of Funds 2Q24 Net Interest Margin

15 <1 year; 58% 1-3 years; 4% 4-5 years; 6% 5+ years; 32% 323 338 343 347 357 358 359 -200 bps -100 bps -50 bps BASE +50 bps +100 bps +200 bps 0 200 400 As of June 30, 2024 Fixed 49% Adjustable 51% 15 By Interest TypeBy Rate Type By Repricing Term (1) NII and percentage change represents the base scenario of net interest income. The base scenario assumes (i) flat interest rates over the next 12 months, (ii) that total financial instrument balances are kept constant over time and (iii) that interest rate shocks are instant and parallel to the yield curve (2) Totals may not sum due to rounding Loan Portfolio Details Impact on NII from Interest Rate Change (1)(2) AFSChange from base ($ in M ill io n s) Fixed 49% UST 1% Prime 14% SOFR 36% As of June 30, 2024 Impact on AFS from Interest Rate Change (1) (6.8)% (2.5)% 0% 3.4%2.9% (1.2)% 3.6% No Floor; 51% 0.5-2%; 1% 2-3.5%; 16% 3.5-5%; 18% 5-6.75%; 14% By Floors 1,379 1,326 1,297 1,267 1,238 1,208 1,149 -200 bps -100 bps -50 bps MV +50 bps +100 bps +200 bps ($ in M ill io n s) 8.8% 4.6% 2.3% 0% (2.3)% (4.7)% (9.3)% Expected AOCL Improvement Change from MVNet Interest Income (108) (83) 2Q24 2Q25 (estimated) (100) (50) approx. 13% drop in AOCL Interest Rate Sensitivity

16 $26.6 $21.9 $19.5 $14.5 $19.4 $4.9 $5.1 $4.4 $4.3 $5.3 $4.3 $4.4 $4.2 $4.3 $4.5 $(1.2) $(0.1) $4.5 $4.4 $3.8 $5.6 $7.2$0.5 $1.2 $0.8 $0.5 $2.4 $0.2 $13.4 $7.0 $6.5 2Q23 3Q23 4Q23 1Q24 2Q24 0 10 20 30 20% 80% 17% 83% Non-Interest Income Mix Deposits and service fees Brokerage, advisory and fiduciary activities Other noninterest income DomesticInternational 2Q23 $2.5B ($ in millions) Securities gains (losses), net Loan-related derivative income Derivative (losses) gains, net Gain on early extinguishment of FHLB advances, net $0.2 Non-Interest Income Mix $2.1B Assets Under Management and Custody 2Q24 $(0.1) $(0.1) $(0.2) $(0.2) $(0.1) $0.2

17 $72.5 $64.4 $109.7 $66.6 $73.3 $34.2 $31.3 $33.0 $33.0 $33.9 $38.3 $33.1 $76.7 $33.6 $39.4 710 700 682 696 720 2Q23 3Q23 4Q23 1Q24 2Q24 0 30 60 90 120 Non-Interest Expense Mix ($ in millions, except for FTEs) Non-routine Noninterest Expenses $13.4 $6.3 $43.1 $0.0 $5.6 $5.6 $5.6 $37.5 2Q23 3Q23 4Q23 1Q24 2Q24 0 10 20 30 40 50 ($ in millions) Non-Interest Expense Salaries and employee benefits Other operating expenses FTEs Other non-routine noninterest expenses Losses on loans held for sale carried at the lower cost or fair value $0.7 Fixed assets impairment $0.9 $1.3 $3.4

18 Change in Diluted Earnings Per Common Share $0.31 $0.15 $(0.16) $(0.20) $0.05 $0.15 1Q24 PPNR Net Non-routine Items Provision for Credit Losses Income Tax Expense 2Q24 $(0.30) $(0.20) $(0.10) $— $0.10 $0.20 $0.30 $0.40 EPS Trend (*) Refers to core PPNR which is a non-GAAP Financial Measure. See Appendix 1 for a reconciliation to GAAP. (*)

19 Closing Remarks • Loan production was strong in 2Q24 and the pipeline for 3Q24 is aligned with previous guidance of 10% annualized growth • Deposit growth to fund projected loan growth continues to be our top priority • We continue to actively recruit for additional commercial relationship bankers and private banking officers in Broward County, Palm Beach County and in the greater Tampa market • Several members of our new Palm Beach team have been onboarded and are temporarily headquartered in the same building where we will open in 1Q25 • We intend to open up to 5 additional banking centers over the next 24 months in the greater Tampa market; one location is currently in final negotiations Our focus remains on the execution of our strategic plan as we pursue our goal of being the bank of choice in the markets we serve.

Supplemental Loan Portfolio Information

Loans Held for Investment Portfolio by Industry

June 30, 2024

($ in millions)	Real Estate	Non-Real Estate	Total	% Total Loans
Financial Sector (1)	$ 21	$ 328	$ 349	5.2 %
Construction and Real Estate & Leasing:				
Commercial real estate loans	2,417	—	2,417	36.0 %
Other real estate related services and equipment leasing (2)	128	166	293	4.4 %
Total construction and real estate & leasing	**2,544**	**166**	**2,710**	**40.4 %**
Manufacturing:				
Foodstuffs, Apparel	76	29	105	1.6 %
Metals, Computer, Transportation and Other	21	45	66	1.0 %
Chemicals, Oil, Plastics, Cement and Wood/Paper	29	12	41	0.6 %
Total Manufacturing	**126**	**86**	**212**	**3.2 %**
Wholesale (3)	108	262	370	5.5 %
Retail Trade (4)	240	220	460	6.9 %
Services:				
Non-Financial Public Sector	—	5	5	0.1 %
Communication, Transportation, Health and Other (5)	210	246	456	6.8 %
Accommodation, Restaurants, Entertainment and other services (6)	146	164	310	4.6 %
Electricity, Gas, Water, Supply and Sewage Services	5	46	51	0.8 %
Total Services	**361**	**461**	**822**	**12.2 %**
Primary Products:				
Agriculture, Livestock, Fishing and Forestry	3	7	10	0.1 %
Mining	—	—	—	— %
Total Primary Products	**3**	**7**	**10**	**0.1 %**
Other Loans (7)	1,441	337	1,778	26.5 %
Total Loans	**$ 4,845**	**$ 1,866**	**$ 6,711**	**100.0 %**

(1) Consists primarily of finance facilities granted to non-bank financial companies.
(2) Comprised mostly of construction and real estate related services and equipment rental and leasing activities
(3) Food wholesalers represented approximately 38%
(4) Gasoline stations represented approximately 50%
(5) Healthcare represented approximately 66%
(6) Other repair and maintenance services represented 31%
(7) Primarily residential, consumer loans, and cash secured loans and loans belonging to industrial sectors not included in the above sectors, which do not individually represent more than 1 percent of the total loans portfolio

Highlights

- Diversified portfolio - highest sector concentration, other than real estate, at 12.2% of total loans
- 72% of total loans secured by real estate
- Main concentrations:
  - CRE or Commercial Real Estate
  - Wholesale - Food
  - Retail - Gas stations
  - Services – Healthcare and Restaurants

AMERANT 21

22 16% 33% 38% 13% —% 50% or less 50- 60% 60- 70% 70- 80% 80% or more 0% 10% 20% 30% 40% 50% 60% • Florida and Texas primarily include neighborhood shopping centers or service centers with basic needs related anchor stores, as well as the retail corridor in Miami Beach • New York primarily includes high traffic retail corridors with proximity to public transportation services • Single-tenant consist of two loans located in the Fulton Mall corridor in Brooklyn, NY, and three loans in South Florida (Food and Health, Clothing and Car Wash). Highlights CRE Retail (1) Retail - LTV Food and Health Retail; 24% Clothing; 37% Car Wash; 32% Banking; 7% CRE Retail - Single Tenant (1) (1) CRE retail loans held for investment above $5 million Total: $726 million Loan Portfolio Percentage: 10.8% Total: $37 million Loan Portfolio Percentage: 0.5% Neighborhood Center; 35% Single Tenant; 10% Strip/Convenience; 33% Community Center; 12% Theme/Festival Center; 10% CRE Retail - Detail As of 06/30/2024

23 New York; 10% Texas; 10% South Florida; 80% 13% 42% 36% 9% —% 50% or less 51-60% 61-70% 71-80% 81% or more 0% 10% 20% 30% 40% 50% 60% CRE office above $5 million represent 20 loans totaling $384 million, or 89% of total CRE office with avg. debt-service coverage (DSCR) 1.7x and LTV 59% ◦ South Florida: 15 loans totaling $305 million with avg. DSCR 1.7x and LTV 59% (63% Miami-Dade, 32% Broward and 5% Palm Beach) ◦ New York: 2 loans totaling $40 million with avg. DSCR 1.5x and LTV 64% (52% Westchester and 48% Kings) ◦ Texas: 3 loans totaling $39 million with avg. DSCR 1.7x and LTV 57% (65% Dallas and 35% Houston) Highlights CRE Office (1) Office - LTV (1) CRE office loans held for investment above $5 million Total: $420 million Loan Portfolio Percentage: 6.4% CRE Office - Detail As of 06/30/2024

Appendices

Appendix 1

Non-GAAP Financial Measures Reconciliations

The following table sets forth selected financial information derived from the Company's interim unaudited and annual audited consolidated financial statements, adjusted for certain costs incurred by the Company in the periods presented related to tax deductible restructuring costs, provision for (reversal of) credit losses, provision for income tax expense (benefit), the effect of non-core banking activities such as the sale of loans and securities and other repossessed assets, the sale of our Houston franchise, the valuation of securities, derivatives, loans held for sale and other real estate owned, early repayment of FHLB advances, impairment of investments, and other non-routine actions intended to improve customer service and operating performance. The Company believes these adjusted numbers are useful to understand the Company's performance absent these transactions and events.

($ in thousands)	Three Months Ended,				
	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Net income (loss) attributable to Amerant Bancorp Inc.	$ 4,963	$ 10,568	$ (17,123)	$ 22,119	$ 7,308
Plus: provision for credit losses [1]	19,150	12,400	12,500	8,000	29,077
Plus: provision for income tax (benefit) expense	1,360	2,894	(2,972)	6,337	1,873
Pre-provision net revenue (loss) (PPNR)	25,473	25,862	(7,595)	36,456	38,258
Plus: non-routine noninterest expense items	5,562	—	43,094	6,303	13,383
Less: non-routine noninterest income items	(28)	206	(5,688)	(6,879)	(12,445)
Core pre-provision net revenue (Core PPNR)	$ 31,007	$ 26,068	$ 29,811	$ 35,880	$ 39,196
Total noninterest income	$ 19,420	$ 14,488	$ 19,613	$ 21,921	$ 26,619
Less: Non-routine noninterest income items:					
Derivatives (losses) gains, net	(44)	(152)	(151)	(77)	242
Securities (losses) gains, net	(117)	(54)	33	(54)	(1,237)
Bank owned life insurance charge [2]	—	—	(655)	—	—
Gains on early extinguishment of FHLB advances, net	189	—	6,461	7,010	13,440
Total non-routine noninterest income items	28	(206)	5,688	6,879	12,445
Core noninterest income	$ 19,392	$ 14,694	$ 13,925	$ 15,042	$ 14,174

AMERANT | 25

26 Three Months Ended ($ in thousands) June 30, 2024 March 31, 2024 December 31, 2023 September 30, 2023 June 30, 2023 Total noninterest expense $ 73,302 $ 66,594 $ 109,702 $ 64,420 $ 72,500 Less: non-routine noninterest expense items Restructuring costs (3): Staff reduction costs (4) — — 1,120 489 2,184 Contract termination costs (5) — — — — 1,550 Consulting and other professional fees and software expenses(6) — — 1,629 — 2,060 Disposition of fixed assets (7) — — — — 1,419 Branch closure expenses and related charges (8) — — — 252 1,558 Total restructuring costs $ — $ — $ 2,749 $ 741 $ 8,771 Other non-routine noninterest expense items: Losses on loans held for sale carried at the lower cost or fair value (9)(11) 1,258 — 37,495 5,562 — Loss on sale of repossessed assets and other real estate owned valuation expense (10) — — — — 2,649 Goodwill and intangible assets impairment (11) 300 — 1,713 — — Fixed assets impairment (11)(12) 3,443 — — — — Legal and broker fees (11) 561 — — — — Bank owned life insurance enhancement costs (2) — — 1,137 — — Impairment charge on investment carried at cost — — — — 1,963 Total non-routine noninterest expense items $ 5,562 $ — $ 43,094 $ 6,303 $ 13,383 Core noninterest expense $ 67,740 $ 66,594 $ 66,608 $ 58,117 $ 59,117 Appendix 1 Non-GAAP Financial Measures Reconciliations (cont'd)

Appendix 1

Non-GAAP Financial Measures Reconciliations (cont'd)

($ in thousands, except percentages and per share data)	Three Months Ended, June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Net income (loss) attributable to Amerant Bancorp Inc.	$ 4,963	$ 10,568	$ (17,123)	$ 22,119	$ 7,308
Plus after-tax non-routine items in noninterest expense:					
Non-routine items in noninterest expense before income tax effect	5,562	—	43,094	6,303	13,383
Income tax effect [13]	(1,196)	—	(8,887)	(1,486)	(2,811)
Total after-tax non-routine items in noninterest expense	4,366	—	34,207	4,817	10,572
Less after-tax non-routine items in noninterest income:					
Non-routine items in noninterest income before income tax effect	(28)	206	(5,688)	(6,879)	(12,445)
Income tax effect [13]	6	(44)	1,032	1,607	2,613
Total after-tax non-routine items in noninterest income	(22)	162	(4,656)	(5,272)	(9,832)
BOLI enhancement tax impact [2]	—	—	2,844	—	—
Core net income	$ 9,307	$ 10,730	$ 15,272	$ 21,664	$ 8,048
Basic earnings (loss) per share	$ 0.15	$ 0.32	$ (0.51)	$ 0.66	$ 0.22
Plus: after tax impact of non-routine items in noninterest expense and BOLI tax impact [14]	0.13	—	1.11	0.14	0.31
(Less): after tax impact of non-routine items in noninterest income	—	—	(0.14)	(0.15)	(0.29)
Total core basic earnings per common share	$ 0.28	$ 0.32	$ 0.46	$ 0.65	$ 0.24
Diluted earnings (loss) per share [15]	$ 0.15	$ 0.31	$ (0.51)	$ 0.66	$ 0.22
Plus: after tax impact of non-routine items in noninterest expense and BOLI tax impact [14]	0.13	—	1.11	0.14	0.31
(Less): after tax impact of non-routine items in noninterest income	—	0.01	(0.14)	(0.16)	(0.29)
Total core diluted earnings per common share	$ 0.28	$ 0.32	$ 0.46	$ 0.64	$ 0.24
Net income (loss) / Average total assets (ROA)	0.21 %	0.44 %	(0.71) %	0.92 %	0.31 %
Plus: after tax impact of non-routine items in noninterest expense and BOLI tax impact [14]	0.17 %	— %	1.55 %	0.20 %	0.45 %
Plus (less): after tax impact of non-routine items in noninterest income	— %	— %	(0.20) %	(0.21) %	(0.42) %
Core net income / Average total assets (Core ROA)	0.38 %	0.44 %	0.64 %	0.91 %	0.34 %

AMERANT 27

Appendix 1

Non-GAAP Financial Measures Reconciliations (cont'd)

($ in thousands, except percentages and per share data)	Three Months Ended, June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Net income (loss) / Average stockholders' equity (ROE)	2.68 %	5.69 %	(9.22)%	11.93 %	3.92 %
Plus: after tax impact of non-routine items in noninterest expense and BOLI tax impact [14]	2.36 %	— %	19.96 %	2.60 %	5.68 %
Plus (less): after tax impact of non-routine items in noninterest income	(0.01)%	0.09 %	(2.51)%	(2.84)%	(5.28)%
Core net income / Average stockholders' equity (Core ROE)	5.03 %	5.78 %	8.23 %	11.69 %	4.32 %
Efficiency ratio	74.21 %	72.03 %	108.30 %	64.10 %	65.61 %
(Less): impact of non-routine items in noninterest expense	(5.63)%	— %	(42.54)%	(6.27)%	(12.11)%
(Less) plus: impact of non-routine items in noninterest income	0.02 %	(0.16)%	3.91 %	4.25 %	6.79 %
Core efficiency ratio	68.60 %	71.87 %	69.67 %	62.08 %	60.29 %
Stockholders' equity	$ 734,342	$ 738,085	$ 736,068	$ 719,787	$ 720,956
Less: goodwill and other intangibles [16]	(24,581)	(24,935)	(25,029)	(26,818)	(24,124)
Tangible common stockholders' equity	$ 709,761	$ 713,150	$ 711,039	$ 692,969	$ 696,832
Total assets	9,747,738	9,817,772	9,716,327	9,345,700	9,519,526
Less: goodwill and other intangibles [16]	(24,581)	(24,935)	(25,029)	(26,818)	(24,124)
Tangible assets	$ 9,723,157	$ 9,792,837	$ 9,691,298	$ 9,318,882	$ 9,495,402
Common shares outstanding	33,562,756	33,709,395	33,603,242	33,583,621	33,736,159
Tangible common equity ratio	7.30%	7.28%	7.34%	7.44%	7.34%
Stockholders' book value per common share	$ 21.88	$ 21.90	$ 21.90	$ 21.43	$ 21.37
Tangible stockholders' equity book value per common share	$ 21.15	$ 21.16	$ 21.16	$ 20.63	$ 20.66

AMERANT 28

29 Three Months Ended, ($ in thousands, except percentages and per share data) June 30, 2024 March 31, 2024 December 31, 2023 September 30, 2023 June 30, 2023 Tangible common stockholders' equity $ 709,761 $ 713,150 $ 711,039 $ 692,969 $ 696,832 Less: Net unrealized accumulated losses on debt securities held to maturity, net of tax (17) (20,304) (18,729) (16,197) (26,138) (18,503) Tangible common stockholders' equity, adjusted for net unrealized accumulated losses on debt securities held to maturity $ 689,457 $ 694,421 $ 694,842 $ 666,831 $ 678,329 Tangible assets $ 9,723,157 $ 9,792,837 $ 9,691,298 $ 9,318,882 $ 9,495,402 Less: Net unrealized accumulated losses on debt securities held to maturity, net of tax (17) (20,304) (18,729) (16,197) (26,138) (18,503) Tangible assets, adjusted for net unrealized accumulated losses on debt securities held to maturity $ 9,702,853 $ 9,774,108 $ 9,675,101 $ 9,292,744 $ 9,476,899 Common shares outstanding 33,562,756 33,709,395 33,603,242 33,583,621 33,736,159 Tangible common equity ratio, adjusted for net unrealized accumulated losses on debt securities held to maturity 7.11% 7.10% 7.18% 7.18% 7.16 % Tangible stockholders' book value per common share, adjusted for net unrealized accumulated losses on debt securities held to maturity $ 20.54 $ 20.60 $ 20.68 $ 19.86 $ 20.11 Appendix 1 Non-GAAP Financial Measures Reconciliations (cont'd)

30 Appendix 1 Non-GAAP Financial Measures Reconciliations (cont'd) (1) In the second and first quarter of 2024 and in the fourth and third quarter of 2023, includes $17.7 million, $12.4 million, $12.0 million and $7.4 million of provision for credit losses on loans, respectively. Provision for unfunded commitments (contingencies) in the second quarter of 2024, and in the fourth and third quarter of 2023, were $1.5 million, $0.5 million and $0.6 million, respectively, while there was none in the first quarter of 2024. For all other periods shown, includes provision for credit losses on loans. There was no provision for credit losses on unfunded commitments in the second quarter of 2023. (2) In the fourth quarter of 2023, the Company completed a restructuring of its bank-owned life insurance (“BOLI”) program. This was executed through a combination of a 1035 exchange and a surrender and reinvestment into higher-yielding general account with a new investment grade insurance carrier. This transaction allowed for higher team member participation through an enhanced split-dollar plan. Estimated improved yields resulting from the enhancement have an earn-back period of approximately 2 years. In the fourth quarter of 2023, we recorded total additional expenses and charges of $4.6 million in connection with this transaction, including: (i) a reduction of $0.7 million to the cash surrender value of BOLI; (ii) transaction costs of $1.1 million, and (iii) income tax expense of $2.8 million. (3) Expenses incurred for actions designed to implement the Company’s business strategy. These actions include, but are not limited to reductions in workforce, streamlining operational processes, rolling out the Amerant brand, implementation of new technology system applications, decommissioning of legacy technologies, enhanced sales tools and training, expanded product offerings and improved customer analytics to identify opportunities. (4) Staff reduction costs consist of severance expenses related to organizational rationalization. (5) Contract termination and related costs associated with third party vendors resulting from the Company’s engagement of FIS. (6) In the three months ended December 31, 2023, includes an aggregate of $1.6 million of nonrecurrent expenses in connection with the engagement of FIS and, to a lesser extent, software expenses related to legacy applications running in parallel to new core banking applications. There were no significant nonrecurrent expenses in connection with engagement of FIS in the three months ended June 30, 2024, March 31, 2024 and September 30, 2023. In the three months ended June 30, 2023, includes expenses of $2.0 million in connection with the engagement of FIS. (7) Includes expenses in connection with the disposition of fixed assets due to the write off of in-development software in the three months ended June 30, 2023. (8) In the three months ended September 30, 2023, consists of expenses in connection with the closure of a branch in Houston, Texas in 2023. In addition, in the three months ended June 30, 2023 includes $0.9 million of accelerated amortization of leasehold improvements and $0.6 million of right-of-use, or ROU asset impairment, associated with the closure of a branch in Miami, FL in 2023. (9) In the three months ended December 31, 2023, includes (i) fair value adjustment of $35.5 million related to an aggregate of $401 million in Houston-based CRE loans held for sale which are carried at the lower of cost or fair value, and (ii) a loss on sale of $2.0 million related to a New York-based CRE loan previously carried at the lower of cost or fair value. In the three months ended September 30, 2023, includes a fair value adjustment of $5.6 million related to a New York-based CRE loan held for sale carried at the lower of cost or fair value. (10) In the three months ended June 30, 2023, amount represents the loss on sale of repossessed assets in connection with our equipment-financing activities. (11) In the three months ended June 30, 2024, amounts shown are in connection with the Houston Transaction. (12) Related to Houston branches and included as part of occupancy and equipment expenses. (13) In the three months ended March 31, 2024, amounts were calculated based upon the effective tax rate for the period of 21.51%. For all of the other periods shown, amounts represent the difference between the prior and current period year-to-date tax effect. (14) In the three months ended December 31, 2023, per share amounts and percentages were calculated using the after-tax impact of non-routine items in noninterest expense of $34.2 million and BOLI tax impact of $2.8 million in the same period. In all other periods shown, per share amounts and percentages were calculated using the after tax impact of non-routine items in noninterest expense. (15) See 2023 Form 10-K for more information on potential dilutive instruments and its impact on diluted earnings per share computation. (16) At June 30, 2024, March 31, 2024, December 31, 2023 and September 30, 2023, other intangible assets primarily consist of naming rights of $2.3 million, $2.4 million, $2.5 million and $2.7 million, respectively, and mortgage servicing rights (“MSRs”) of $1.5 million, $1.4 million, $1.4 million and $1.3 million, respectively. At June 30, 2023 and March 31, 2023, other intangible assets primarily consist of MSRs of $1.3 million and $1.4 million, respectively. Other intangible assets are included in other assets in the Company’s consolidated balance sheets. (17) As of June 30, 2024, March 31, 2024, December 31, 2023, September 30, 2023, June 30, 2023 and March 31, 2023, amounts were calculated based upon the fair value on debt securities held to maturity, and assuming a tax rate of 25.38%, 25.40%, 25.36%, 25.51%, 25.46% and 25.53%, respectively.

31 Income Statement Highlights - 2Q24 vs 1Q24 ($ in thousands) 2Q24 1Q24 Change Total Interest Income Loans $ 124,117 $ 122,705 $ 1,412 Investment securities 16,950 16,091 859 Interest earning deposits with banks and other interest income 5,342 5,829 (487) Total Interest Expense — Interest bearing demand deposits 16,779 17,736 (957) Savings and money market deposits 14,999 14,861 138 Time deposits 25,971 26,124 (153) Advances from FHLB 6,946 5,578 1,368 Senior notes 941 943 (2) Subordinated notes 361 361 — Junior subordinated debentures 1,055 1,054 1 Securities sold under agreements to repurchase 2 — 2 Total Provision for Credit Losses 19,150 12,400 6,750 Total Noninterest Income 19,420 14,488 4,932 Total Noninterest Expense 73,302 66,594 6,708 Income Tax (Benefit) Expense 1,360 2,894 (1,534) Net Income (Loss) Attributable to Amerant Bancorp Inc. $ 4,963 $ 10,568 $ (5,605)

32 • ACL - Allowance for Credit Losses • AFS - Available for Sale • AOCI - Accumulated Other Comprehensive Income • CET 1 - Common Equity Tier 1 capital ratio • CRE - Commercial Real Estate • Customer CDs - Customer certificate of deposits • C&I - Commercial and Industrial • EPS – Earnings per Share • FHLB - Federal Home Loan Bank • FTE - Full Time Equivalent • HTM - Held to Maturity • MV - Market Value • NPL - Non-Performing Loans • NPA - Non-Performing Assets • NIB - Noninterest Bearing • NII - Net Interest Income • NIM – Net Interest Margin • ROA - Return on Assets • ROE - Return on Equity • SOFR - Secured Overnight Financing Rate • TCE ratio – Tangible Common Equity ratio Glossary

33Glossary (cont'd) • TCE Ratio: 2Q24 includes $78.9 million accumulated unrealized losses net of taxes primarily related to the decline in the fair value of debt securities available for sale, which are carried at fair value, as a result of increases in market rates. • Total gross loans: includes loans held for investment carried at amortized cost, loans held for sale carried at fair value, and loans held for sale carried at the lower of estimated fair value or cost • Brokered Deposits : there were no brokered transaction deposits in 2Q24 and 1Q24. 4Q23. 3Q23 and 2Q23 include brokered transaction deposits of $17 million, $13 million, and $55 million, respectively. 2Q24, 1Q24, 4Q23, 3Q23 and 2Q23 brokered time deposits were $700 million, $650 million, $720 million, $723 million and $631 million, respectively. • Cost of Total Deposits: annualized and calculated based upon the average daily balance of total deposits. • Average deposit account balances calculated as of December 31, 2023 • ROA: calculated based upon the average daily balance of total assets • ROE: calculated based upon the average daily balance of stockholders' equity • Loans Held for Investment: excludes loans held for sale carried at fair value and loans held for sale carried at the lower of cost or fair value • Non-performing loans include accruing loans past due by 90 days or more and all nonaccrual loans. Non-performing assets include accruing loans past due by 90 days or more, all nonaccrual loans, other real estate owned ("OREO") properties acquired through or in lieu of foreclosure and other repossessed assets. • Net Charge Offs/Average Total Loans Held for Investment: – Annualized and calculated based upon the average daily balance of outstanding loan principal balance net of unamortized deferred loan fees and costs, excluding the allowance for credit losses – Total loans exclude loans held for sale • Cost of Deposits: calculated based upon the average balance of total noninterest bearing and interest bearing deposits, which includes time deposits. • Cost of Funds: calculated based upon the average balance of total financial liabilities which include total interest bearing liabilities and noninterest bearing demand deposits • Loan level derivative income: income from interest rate swaps and other derivative transactions with customers. In 2Q24, 1Q24, 4Q23, 3Q23 and 2Q23 and the Company incurred expenses related to derivative transactions with customers of $2.4 million, $0.5 million, $0.2 million, $18.0 thousand and $0.1 million, respectively. • Derivative gains/losses: unrealized gains (losses) related to the valuation of uncovered interest rate swaps with clients. In 2Q24, 1Q24, 4Q23 and 3Q23, we had derivative losses of $44.0 thousand, $0.2 million, $0.2 million and $77 thousand, respectively, compared to derivative gains of $0.2 million in 2Q23. • Quarterly beta: calculated based upon the change of the cost of deposit over the change of Federal funds rate (if any) during the quarter.

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